UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 15, 2023
THE ALLSTATE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11840	36-3871531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
 3100 Sanders Road, Northbrook, Illinois    60062
(Address of principal executive offices)    (Zip Code)
Registrant’s telephone number, including area code  (847) 402-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ALL	New York Stock Exchange Chicago Stock Exchange
5.100% Fixed-to-Floating Rate Subordinated Debentures due 2053	ALL.PR.B	New York Stock Exchange
Depositary Shares represent 1/1,000th of a share of 5.100% Noncumulative Preferred Stock, Series H	ALL PR H	New York Stock Exchange
Depositary Shares represent 1/1,000th of a share of 4.750% Noncumulative Preferred Stock, Series I	ALL PR I	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ____

Section 3 – Securities and Trading Markets

Item 3.03. Material Modification to Rights of Security Holders.

Upon issuance of the Fixed Rate Noncumulative Perpetual Preferred Stock, Series J, par value $1.00 per share and liquidation preference $25,000 per share (the “Series J Preferred Stock”), by The Allstate Corporation (the “Registrant”) on May 18, 2023, the ability of the Registrant to declare or pay dividends on, or purchase, redeem or otherwise acquire, shares of its common stock or any shares of the Registrant that rank junior to, or on parity with, the Series J Preferred Stock will be subject to certain restrictions in the event that the Registrant does not declare and pay (or set aside) dividends on the Series J Preferred Stock for the last preceding dividend period. The terms of the Series J Preferred Stock, including such restrictions, are more fully described in the Certificate of Designations for the Series J Preferred Stock, a copy of which is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 16, 2023, the Registrant filed a Certificate of Designations with the Secretary of State of the State of Delaware to establish the preferences, limitations and relative rights of the Series J Preferred Stock. The Certificate of Designations became effective upon filing, a copy of which is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Section 8 – Other Events

Item 8.01. Other Events.

On May 15, 2023, the Registrant entered into an Underwriting Agreement (the “Series J Preferred Stock Underwriting Agreement”) with BofA Securities, Inc., J.P. Morgan Securities LLC, Loop Capital Markets LLC, Morgan Stanley & Co. LLC, and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Representatives”), with respect to the offer and sale by the Registrant of an aggregate of 24,000,000 depositary shares (the “Depositary Shares”), each representing a 1/1000th interest in a share of the Series J Preferred Stock. The offering and sale of the Depositary Shares and Series J Preferred Stock were registered under the Registrant’s registration statement on Form S-3 (File No. 333-255698). On May 18, 2023, the Registrant closed the public offering of the Depositary Shares.

The following documents are being filed with this Current Report on Form 8-K and are incorporated herein by reference: (i) the Series J Preferred Stock Underwriting Agreement, (ii) the Deposit Agreement, dated May 18, 2023, among the Registrant, Equiniti Trust Company, as depositary, and the holders from time to time of the depositary receipts described therein, relating to the Depositary Shares; (iii) the Form of Series J Preferred Stock Certificate; (iv) the Form of Depositary Receipt; and (v) the validity opinion and consent of Willkie Farr & Gallagher LLP with respect to the Depositary Shares and the Series J Preferred Stock.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d)   Exhibits

Exhibit No.	Description

1.1
Underwriting Agreement dated as of May 15, 2023, among the Registrant and BofA Securities, Inc., J.P. Morgan Securities LLC, Loop Capital Markets LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

3.1	Certificate of Designations with respect to the Series J Preferred Stock of the Registrant, dated May 16, 2023.
4.1	Deposit Agreement, dated May 18, 2023 among the Registrant, Equiniti Trust Company, as depositary, and the holders from time to time of the depositary receipts described therein.
4.2	Form of Series J Preferred Stock Certificate (included as Exhibit A to Exhibit 3.1 above).
4.3	Form of Depositary Receipt (included as Exhibit A to Exhibit 4.1 above).
5.1	Opinion of Willkie Farr & Gallagher LLP with respect to the Depositary Shares and the Series J Preferred Stock.
23.1	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1 above).
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALLSTATE CORPORATION
(Registrant)

		By:	/s/ Christine M. DeBiase
		Name:	Christine M. DeBiase
		Title:	Executive Vice President, Chief Legal Officer, General Counsel and Corporate Secretary

Date:	May 18, 2023

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